Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

November 9, 2023

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

Ladies and Gentlemen:

We have acted as counsel to AMC Entertainment Holdings, Inc., a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of shares of its Class A common stock, par value $0.01 per share (the “Common Stock”) having an aggregate offering price of up to $350,000,000, as may be limited by the Distribution Agreement (as defined below) (the “Shares”), in at-the-market offerings, pursuant to the Company’s Registration Statement on Form S-3 filed on August 4, 2022 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement and the form of prospectus included therein, (ii) the Prospectus Supplement dated November 9, 2023, (the “Prospectus Supplement”) which forms a part of the Registration Statement, (iii) the Third Amended and Restated Certificate of Incorporation of the Company, together with all amendments thereto, filed with the Secretary of State of the State of Delaware, (iv) the Third Amended and Restated Bylaws of the Company, (v) the equity distribution agreement, dated as of November 9, 2023, by and among the Company, Citigroup Global Markets Inc., Barclays Capital Inc., B. Riley Securities, Inc., and Goldman Sachs & Co. LLC (the “Distribution Agreement”) and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have also assumed that (i) no stop orders suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered or issued as contemplated by the Registration Statement and the Prospectus Supplement, (ii) the Distribution Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company), (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement and Prospectus Supplement by reference and (iv) all Shares will be issued, offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the issuance of the Shares has been duly authorized and, when and if issued and delivered by the Company against payment therefor in accordance with the Distribution Agreement will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Company’s Current Report on Form 8-K relating to the Prospectus Supplement and to the reference to our firm therein. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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